U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 20, 2011
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On April 20, 2011, we issued a press release entitled “AMB Property Corporation Announces First Quarter 2011 Results,” which sets forth disclosure regarding our results of operations for the first quarter 2011. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS
On April 20, 2011, we reported results for the first quarter 2011. Core FFO per fully diluted share and unit, as adjusted, was $0.32 for the first quarter of 2011 as compared to $0.29 the same period in 2010. Core FFO, as adjusted, excludes the recognition of development gains of $1.1 million and merger transaction costs of $3.7 million. Funds from operations, as adjusted, per fully diluted share and unit, was $0.33 for the first quarter of 2011 as compared to $0.31 the same period in 2010. FFO, as adjusted, includes development gains but excludes merger transaction costs.
Net income available to common stockholders per fully diluted share (“EPS”) for the first quarter of 2011 was $0.05, as compared to a loss of $(0.03) for the same quarter in 2010.
Owned and Managed Portfolio Operating Results
Our operating portfolio was 92.8 percent occupied as of March 31, 2011, with an average occupancy rate of 92.4 percent for the quarter. Cash-basis same store net operating income (“SS NOI”) increased by 0.2 percent for the first quarter as compared to (5.1) percent for the same period in 2010. Average rent on renewals and rollovers in our operating portfolio decreased 12.6 percent for the trailing four quarters ended March 31, 2011.
Leasing Activity
During the first quarter, we leased a total of 8.9 million square feet (826,800 square meters) of its operating portfolio. This volume of leasing represents the highest first quarter in its 27-year history. We leased 469,000 square feet (40,500 square meters) of our development portfolio in the first quarter 2011.
Private Capital Activity
During the first quarter, we raised a record $1.1 billion in new third-party equity, including:
•	$566 million (400 million euros using the March 31, 2011 exchange rate) raised for AMB Europe Logistics Joint Venture, focused on core investments; and

•	$500 million raised for AMB China Logistics Venture I, a development joint venture.

Subsequent to quarter end, we raised $87.6 million of third-party equity in AMB U.S. Logistics Fund.
Capital Deployment
During the first quarter, we deployed approximately $323 million of capital, which included:
▪	$300 million of new development starts in Japan, Brazil, China, and Germany;

▪	Approximately $23 million in acquisitions at a stabilized capitalization rate of 6.2 percent, comprised of two properties totaling approximately 308,300 square feet (28,640 square meters); and

▪	Dispositions totaling approximately $78 million in the first quarter.
Subsequent to quarter end, $168 million of assets were contributed by us to our China Logistics Venture I Fund comprising approximately 2.6 million square feet (241,000 square meters) of operating and properties under development with a build out potential of 2.4 million square feet (227,000 square meters).
Also subsequent to quarter end, we acquired our partner’s 50 percent interest in its AMB-SGP Joint Venture.
Liquidity
As of March 31, 2011, our liquidity was more than $1.4 billion, consisting of approximately $1.2 billion of availability on our lines of credit and approximately $204 million of unrestricted cash and cash equivalents.
Japan Update
All of our facilities in Japan are fully operational. With the exception of its facility in Sendai, damages were largely superficial and repairs have been substantially completed. Our portion, including our share of the Japan Fund, of uninsured losses associated with the earthquake is approximately $2.7 million. We are providing displaced customers and relief agencies with temporary space to support recovery efforts. We made a donation to the Red Cross International Response Fund for relief and recovery efforts and are also encouraging employees to contribute to the rescue efforts with the company matching these contributions.
SUPPLEMENTAL EARNINGS MEASURES
Included in the footnotes to the attached financial statements is a discussion of why management believes FFO, as adjusted, FFOPS, as adjusted, Core FFO, as adjusted, and Core FFOPS, as adjusted and FFO, as defined by NAREIT (the “FFO Measures, as adjusted”), are useful supplemental measures of operating performance, ways in which investors might use the FFO Measures, as adjusted when assessing the company’s financial performance and the limitations of the FFO Measures, as adjusted, as a measurement tool. Reconciliation from net income (loss) available to common stockholders to the FFO Measures, as adjusted are provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
AMB defines net operating income (“NOI”) as rental revenues, including reimbursements, less property operating expenses. NOI excludes depreciation, amortization, general and administrative expenses, restructuring charges, real estate impairment losses, merger transaction costs, development profits (losses), gains (losses) from sale or contribution of real estate interests, and interest expense. AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, NOI is a useful supplemental measure calculated to help investors understand AMB’s operating performance, excluding the effects of gains (losses), costs and expenses which are not related to the performance of the assets. NOI is widely used by the real estate industry as a useful supplemental measure, which helps investors compare AMB’s operating performance with that of other companies. Real estate impairment losses have been excluded in deriving NOI because AMB does not consider its impairment losses to be a property operating expense. AMB believes that the exclusion of impairment losses from NOI is a common methodology used in the real estate industry. Real estate impairment losses relate to the changing values of AMB’s assets but do not reflect the current operating performance of the assets with respect to their revenues or expenses. AMB’s real estate impairment losses are non-cash charges which represent the write down in the value of assets when estimated fair value over the holding period is lower than current carrying value. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted underlying real estate values. Therefore, the impairment charges are not related to the current performance of AMB’s real estate operations and should be excluded from its calculation of NOI.
AMB considers cash-basis same store net operating income (“SS NOI”) to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. AMB defines SS NOI as NOI on a same store basis excluding straight line rents and amortization of lease intangibles. Same store pool includes all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2009. AMB considers SS NOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, real estate impairment losses, merger transaction costs, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI. A reconciliation from net income (loss) to SS NOI is provided below (dollars in thousands) and published in AMB’s quarterly supplemental analyst package, available on AMB’s website at www.amb.com.

	For the Quarters Ended
	March 31,
	2011	2010

Net income (loss)	$14,322	$(620)
Private capital income	(7,683)	(7,445)
Depreciation and amortization	54,986	47,381
General and administrative and fund costs	30,902	32,265
Restructuring charges	—	2,973
Merger transaction costs	3,697	—
Total other income and expenses	26,850	24,813
Total discontinued operations	(17,051)	(840)

NOI	106,023	98,527
Less non same-store NOI	(18,888)	(11,233)
Less non cash adjustments(1)	(2,279)	(2,877)

Cash-basis same-store NOI	$84,856	$84,417

Less lease termination fees	$(393)	$(638)

Cash-basis same-store NOI, excluding lease termination fees	$84,463	$83,779

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only (dollars in thousands).
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it currently intends to hold for the long-term.
We are a leading owner, operator and developer of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of March 31, 2011, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 161 million square feet (15 million square meters) in 49 markets within 15 countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.
FORWARD LOOKING STATEMENTS
Some of the information included in this report contains forward-looking statements, such as those related to estimated build-out potential of our acquisitions, projected core funds from operations, projected net income (loss) and losses from the Japan earthquake which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as

“believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting”, “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of the future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance of results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in general economic conditions in California, the U.S. or globally (including financial market fluctuations), global trade or in the real estate sector (including risks relating to decreasing real estate valuations and impairment charges); risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks (including inflation risks); the company’s failure to obtain, renew, or extend necessary financing or access the debt or equity markets; the company’s failure to maintain its current credit agency ratings or comply with its debt covenants; risks related to the proposed merger transaction with ProLogis, including litigation related to the merger, any decreases in the price of ProLogis stock, and the risk that, if completed, the merger may not achieve its intended results; risks associated with the ability to consummate the merger and the timing of the closing of the merger; risks related to the company’s obligations in the event of certain defaults under co-investment venture and other debt; risks associated with equity and debt securities financings and issuances (including the risk of dilution); defaults on or non-renewal of leases by customers or renewal at lower than expected rent or failure to lease at all or on expected terms; difficulties in identifying properties, portfolios of properties, or interests in real-estate related entities or platforms to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as the company expects; unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities; the company’s failure to successfully integrate acquired properties and operations; costs or liabilities related to our proposed merger transaction with ProLogis; risks and uncertainties affecting property development, redevelopment and value-added conversion (including construction delays, cost overruns, the company’s inability to obtain necessary permits and financing, the company’s inability to lease properties at all or at favorable rents and terms, and public opposition to these activities); the company’s failure to set up additional funds, attract additional investment in existing funds or to contribute properties to its co-investment ventures due to such factors as its inability to acquire, develop, or lease properties that meet the investment criteria of such ventures, or the co-investment ventures’ inability to access debt and equity capital to pay for property contributions or their allocation of available capital to cover other capital requirements; risks and uncertainties relating to the disposition of properties to third parties and the company’s ability to effect such transactions on advantageous terms and to timely reinvest proceeds from any such dispositions; risks of doing business internationally and global expansion, including unfamiliarity with the new markets and currency and hedging risks; risks of changing personnel and roles; risks related to suspending, reducing or changing the company’s dividends; losses in excess of the company’s insurance coverage; changes in local, state law and regulatory requirements, including changes in real estate, tax and zoning laws; increases in real property tax rates; risks associated with the company’s tax structuring; increases in interest rates and operating costs or greater than expected capital expenditures; environmental uncertainties; risks related to natural disasters; and our failure to qualify and maintain our status as a real estate investment trust. Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2010.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010

Revenues
Rental revenues	$158,085	$146,645
Private capital revenues	7,683	7,445

Total revenues	165,768	154,090
Costs and expenses
Property operating costs	(52,062)	(48,118)
Depreciation and amortization	(54,986)	(47,381)
General and administrative	(30,661)	(31,951)
Restructuring charges	—	(2,973)
Merger transaction costs	(3,697)	—
Fund costs	(241)	(314)
Other expenses(1)	(946)	(1,191)

Total costs and expenses	(142,593)	(131,928)
Other income and expenses
Development profits, net of taxes	—	4,803
Equity in earnings of unconsolidated joint ventures, net	7,800	3,875
Other income(1)	1,238	289
Interest expense, including amortization	(34,942)	(32,589)

Total other income and expenses, net	(25,904)	(23,622)

Loss from continuing operations	(2,729)	(1,460)
Discontinued operations
Income attributable to discontinued operations	870	840
Development profits, net of taxes	1,637	—
Gains from sale of real estate interests, net of taxes	14,544	—

Total discontinued operations	17,051	840

Net income (loss)	14,322	(620)
Noncontrolling interests’ share of net (income) loss
Joint venture partners’ share of net (income) loss	(2,049)	375
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	(29)	(106)
Limited partnership unitholders	(116)	200

Total noncontrolling interests’ share of net (income) loss	(2,194)	469

Net income (loss) attributable to AMB Property Corporation	12,128	(151)
Preferred stock dividends	(3,952)	(3,952)
Allocation to participating securities(2)	(355)	(344)

Net income (loss) available to common stockholders	$7,821	$(4,447)

Net income (loss) per common share (diluted)	$0.05	$(0.03)

Weighted average common shares (diluted)	168,100	148,666

(1)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan for the three months ended March 31, 2011 and 2010 of $775 and $919, respectively.

(2)	Represents net income attributable to AMB Property Corporation, net of preferred stock dividends, allocated to outstanding unvested restricted shares. For the three months ended March 31, 2011, there were 1,269 unvested restricted shares outstanding. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares outstanding.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS, AS ADJUSTED (1)
(in thousands, except per share data)

	For the Quarters Ended March 31,
	2011	2010

Net income (loss) available to common stockholders	$7,821	$(4,447)
Gains from sale or contribution of real estate interests, net of taxes	(14,544)	—
Depreciation and amortization
Total depreciation and amortization	54,986	47,381
Discontinued operations’ depreciation	28	1,279
Non-real estate depreciation	(1,897)	(2,545)
Adjustment for depreciation on development profits	(525)	(1,546)
Adjustments to derive FFO, as defined by NAREIT, from noncontrolling interests
Joint venture partners’ noncontrolling interests (Net income (loss))	2,049	(375)
Limited partnership unitholders’ noncontrolling interests (Net income (loss) and development profits)	145	(94)
FFO, as defined by NAREIT, attributable to joint venture partners’ noncontrolling interests	(7,542)	(5,380)
Adjustments to derive FFO, as defined by NAREIT, from unconsolidated joint ventures
AMB’s share of net income	(7,800)	(3,875)
AMB’s share of FFO, as defined by NAREIT	20,881	14,453

Funds from operations, as defined by NAREIT(1)	$53,602	$44,851

Adjustments for impairments, restructuring charges, merger transaction costs and debt extinguishment
Restructuring charges	—	2,973
Merger transaction costs	3,697	—
Allocation to participating securities(2)	(69)	(42)

Funds from operations, as adjusted(1)	$57,230	$47,782

FFO, as adjusted per common share and unit (diluted)	$0.33	$0.31

Weighted average common shares and units (diluted)	172,973	152,770

Core Funds From Operations, as adjusted
Funds from operations, as adjusted	$57,230	$47,782
Development profits, net of taxes	(1,112)	(3,257)
Joint venture partners’ and limited partnership unitholders’ share of development profits, net of taxes	29	106
Limited partnership unitholders’ noncontrolling interests (Development profits)	(29)	(106)
Allocation to participating securities(2)	8	26

Core Funds From Operations, as adjusted(1)	$56,126	$44,551

Core FFO, as adjusted per common share and unit (diluted)	$0.32	$0.29

Weighted average common shares and units (diluted)	172,973	152,770

(1) Funds From Operations, as adjusted, (“FFO, as adjusted,”), Funds From Operations, Per Share and Unit, as adjusted (“FFOPS, as adjusted”), Core FFO, as adjusted, Core FFO Per Share and Unit, as adjusted (“Core FFOPS, as adjusted” ), and Funds From Operations, as defined by NAREIT (“FFO, as defined by NAREIT”) (together with FFO, as adjusted, FFOPS, as adjusted, Core FFO, as adjusted, Core FFOPS, as adjusted, and FFO, as defined by NAREIT, the “FFO Measures, as adjusted”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, as adjusted (or FFO, as adjusted), FFO per share and unit, as adjusted (or FFOPS, as adjusted), Core FFO, as adjusted, Core FFO per share and unit, as adjusted (or Core FFOPS, as adjusted) and FFO, as defined by NAREIT, to be useful supplemental measures of its operating performance. AMB defines FFOPS, as adjusted, as FFO, as adjusted, per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO, as adjusted, as net income ( or loss) available to common stockholders, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO, as adjusted, of consolidated and unconsolidated joint ventures. AMB defines Core FFOPS, as adjusted as Core FFO, as adjusted per fully diluted weighted share of AMB’s common stock and operating partnership units. AMB calculates Core FFO, as adjusted as FFO, as adjusted excluding AMB’s share of development profits. These calculations also include adjustments for items as described below.
Unless stated otherwise, AMB includes the gains from development, including those from value-added conversion projects before depreciation recapture, as a component of FFO, as adjusted. AMB believes gains from development should be included in FFO, as adjusted, to more completely reflect the performance of one of our lines of business. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, as adjusted, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in funds from operations. However, AMB’s interpretation of FFO, as adjusted, or FFOPS, as adjusted, may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to funds from operations or funds from operations per share and unit reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a joint venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. AMB includes in its calculation of FFO, as adjusted, gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although it is a departure from the current NAREIT definition, AMB believes such calculation of FFO, as adjusted, better reflects the value created as a result of the contributions.
In addition, AMB calculates FFO, as adjusted, to exclude impairment and restructuring charges, merger transaction costs, debt extinguishment losses and the preferred unit redemption discount. The impairment charges were principally a result of increases in estimated capitalization rates and deterioration in market conditions that adversely impacted values. The restructuring charges reflected costs associated with AMB’s reduction in global headcount and cost structure. Debt extinguishment losses generally included the costs of repurchasing debt securities. AMB repurchased certain tranches of senior unsecured debt to manage its debt maturities in response to the current financing environment, resulting in greater debt extinguishment costs. The preferred unit redemption discount reflects the gain associated with the discount to liquidation preference in the preferred unit redemption price less costs incurred as a result of the redemption. Although difficult to predict, these items may be recurring given the uncertainty of the current economic climate and its adverse effects on the real estate and financial markets. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on AMB’s results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure AMB’s performance and the value of AMB’s long-term investment decisions and strategies. The merger transaction costs, which reflected costs associated with AMB’s potential merger transaction with ProLogis, represented fluctuations that can have inconsistent effects on AMB’s results of operations. Management believes FFO, as adjusted, is significant and useful to both it and its investors. FFO, as adjusted, more appropriately reflects the value and strength of AMB’s business model and its potential performance isolated from the volatility of the current economic environment and unobscured by costs (or gains) resulting from AMB’s management of its financing profile in response to the tightening of the capital markets. However, in addition to the limitations of FFO Measures, as adjusted, generally discussed below, FFO, as adjusted, does not present a comprehensive measure of AMB’s financial condition and operating performance. This measure is a modification of the NAREIT definition of funds from operations and should not be used as an alternative to net income or cash as defined by U.S. GAAP.
AMB believes that the FFO Measures, as adjusted, are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, the FFO Measures, as adjusted, are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income available to common stockholders, as defined by U.S. GAAP. AMB believes that the use of the FFO Measures, as adjusted, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers the FFO Measures, as adjusted, to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, the FFO Measures, as adjusted, can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While funds from operations and funds from operations per share are relevant and widely used measures of operating performance of real estate investment trusts, the FFO Measures, as adjusted, do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. The FFO Measures, as adjusted, also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are the FFO Measures, as adjusted, necessarily indicative of cash available to fund AMB’s future cash requirements. Management compensates for the limitations of the FFO Measures, as adjusted, by providing investors with financial statements prepared according to U.S. GAAP, along with this detailed discussion of the FFO Measures, as adjusted, and a reconciliation of the FFO Measures, as adjusted, to net income available to common stockholders, a U.S. GAAP measurement.
See Consolidated Statements of Funds from Operations, as adjusted for a reconciliation of FFO, as adjusted, from net income (loss) available to common stockholders and a reconciliation of Core FFO, as adjusted from FFO, as adjusted.

The following table reconciles projected Core FFO, as adjusted, from projected net income (loss) available to common stockholders for the year ended December 31, 2011:

	2011
	Low	High
Projected net income available to common stockholders	$0.04	$0.14
AMB’s share of projected depreciation and amortization	1.37	1.37
AMB’s share of depreciation on development profits recognized to date	0.00	0.00
AMB’s share of gains on dispositions of operating properties recognized to date	(0.09)	(0.09)
Merger transaction costs	0.02	0.02
Impact of additional dilutive securities, other, rounding	(0.03)	(0.03)

Projected Funds From Operations, as adjusted (FFO, as adjusted)	$1.31	$1.41

AMB’s share of development profits recognized to date	(0.01)	(0.01)

Projected Core FFO, as adjusted(3)	$1.30	$1.40
Amounts are expressed per share, except FFO, as adjusted and Core FFO, as adjusted, which are expressed per share and unit.

(2)	Represents amount of FFO, as adjusted allocated to outstanding unvested restricted shares. For the three months ended March 31, 2011, there were 1,269 unvested restricted shares. For the three months ended March 31, 2010, there were 1,228 unvested restricted shares.

(3)	As development gains are difficult to predict in the current economic environment, management believes Core FFO, as adjusted, is the more appropriate and useful measure to reflect its assessment of AMB’s projected operating performance.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2011	December 31, 2010

Assets
Investments in real estate
Total investments in properties	$6,841,289	$6,906,176
Accumulated depreciation and amortization	(1,313,547)	(1,268,093)

Net investments in properties	5,527,742	5,638,083
Investments in unconsolidated joint ventures	911,003	883,241
Properties held for sale or contribution, net	346,242	242,098

Net investments in real estate	6,784,987	6,763,422
Cash and cash equivalents and restricted cash	235,288	228,415
Accounts receivable, net	170,867	167,735
Other assets	229,621	213,323

Total assets	$7,420,763	$7,372,895

Liabilities and equity
Liabilities
Secured debt	$961,264	$962,434
Unsecured senior debt	1,639,823	1,685,956
Unsecured credit facilities	402,784	268,933
Other debt	422,180	413,976
Accounts payable and other liabilities	294,619	339,474

Total liabilities	3,720,670	3,670,773
Equity
Stockholders’ equity
Common equity	3,079,320	3,097,311
Preferred equity	223,412	223,412

Total stockholders’ equity	3,302,732	3,320,723
Noncontrolling interests
Joint venture partners	342,514	325,590
Limited partnership unitholders	54,847	55,809

Total noncontrolling interests	397,361	381,399

Total equity	3,700,093	3,702,122

Total liabilities and equity	$7,420,763	$7,372,895

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 20, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: April 20, 2011	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel & Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 20, 2011